Exhibit 10.17

VERTEX PHARMACEUTICALS INCORPORATED
2013 STOCK AND OPTION PLAN

Form of Restricted Stock Unit Award

This Agreement sets forth the terms and conditions of a Restricted Stock Unit Award granted pursuant to the provisions of the 2013 Stock and Option Plan (as it may be amended or restated, the “Plan”) of Vertex Pharmaceuticals Incorporated (the “Company”) to the Participant whose name appears below, of a contingent entitlement of the Participant to receive the number of Shares of Common Stock of the Company set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan, and any Restricted Stock Units evidenced hereby are granted subject to the terms of the Plan.

1.    Name of Participant to whom the Restricted Stock Unit Award is granted:

Participant Name: #ParticipantName#
Employee ID: #EmployeeID#

2.    Number of Shares of Common Stock in the Restricted Stock Unit Award (the “Shares”):

#QuantityGranted# Shares

3.    Date of grant of the Restricted Stock Unit Award:

#GrantDate# (“MM/DD/YYYY”)

4.    Vesting.

4.1    Vesting Schedule. Except as otherwise provided in this Section 4, the Restricted Stock Unit Award shall vest according to the Appendix: Vesting Schedule.

On each vesting date, the Participant shall be entitled to receive the applicable number of shares of Common Stock that shall thereafter be delivered by the Company to the Participant in accordance with this Agreement and the Plan within two business days of the applicable vesting date. Except as provided in Section 4.2 or 4.3 of this Agreement, upon any Termination of Service of the Participant for any reason, vesting of the Shares shall immediately cease, and the unvested portion of the Restricted Stock Unit Award shall immediately be forfeited.

4.2     Termination for Cause.

(a)    If the Participant’s employment with the Company is terminated due to Cause, any portion of the Restricted Stock Unit Award that has not vested prior to the date written notice of such termination is provided to the Participant shall be immediately forfeited. If the Participant is notified that the Company is investigating or evaluating whether the Company will terminate Participant’s employment or other service to the Company for Cause, the Company may, at its election, suspend the vesting of this Restricted Stock Unit Award by written notice to the Participant. If after such notification it is determined or otherwise agreed that Participant’s service to the Company will not be terminated for Cause, vesting of the Shares shall resume pursuant to the original schedule and any Shares that would have vested during such suspension immediately shall vest.

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Exhibit 10.17

(b)    “Cause” shall mean (i) the Participant’s dishonesty or fraud, or (ii) the willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, any material breach by the Participant of any provision of any Company policy or any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), in each case as determined in good faith by the Company, which determination shall be conclusive.

4.3    Career Employment Provision. If a Participant experiences a Termination of Service other than for Cause, and the Participant is a Qualified Participant (as defined below), then (a) an additional number of Shares equal to (i) the sum of 50% plus 10% for each full year of service as an Employee and/or a Non-Employee Director to the Company or an Affiliate in excess of five (5) full years of service multiplied by (ii) the number of unvested Shares subject to this Restricted Stock Unit Award immediately prior to the Participant’s Termination of Service, shall vest on the date of the Termination of Service and (b) any remaining unvested Shares shall be forfeited. A “Qualified Participant” shall mean a Participant (i) who is at least fifty-five (55) years old, (ii) who has completed at least five (5) full years of service as an Employee and/or a Non-Employee Director to the Company or an Affiliate, (iii) whose age plus full years of service as an Employee and/or a Non-Employee Director to the Company or an Affiliate is 65 or greater and (iv) who has completed a mandatory transitional period of employment with the Company following notice of the Termination of Service, the duration of which will be no fewer than twelve (12) months, except as may be determined by the Company in its sole discretion or as may be required by applicable law.

5.    Agreement with respect to Tax Payments, Withholding and Sale of a Portion of Shares. The Participant acknowledges and agrees that any income or other taxes, fees or social security or comparable contributions due from the Participant with respect to the vesting of the Restricted Stock Unit Award or the issuance of Shares pursuant to this Agreement shall be the Participant’s responsibility. In connection with the foregoing, the Participant agrees that the Company shall be entitled to hold back Shares based on the Fair Market Value of the Shares on the Vesting Date in satisfaction of tax withholding requirements. The Participant agrees to pay to the Company as soon as practicable, including through payroll, the amount of any tax withholding, that is for whatever reason, not satisfied through such hold back. The Participant further acknowledges that the Restricted Stock Unit Award made hereunder is subject to Participant’s acceptance of the terms of this Section 5, and other terms and provisions of this Agreement.

6.    Restrictions on Transfer. Except as provided in Section 10 of the Plan, this Restricted Stock Unit Award may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, at any time before the Participant receives Shares. Any such purported transfer shall be null and void, and shall not be recognized by the Company or recorded on its books.

7.    No Rights as a Shareholder. The Participant shall have no rights as a shareholder, including voting and dividend rights, with respect to the Restricted Stock Unit Award subject to this Agreement.

8.    No Obligation to Maintain Relationship. The Participant acknowledges that: (i) the Company is not obligated by the Plan or this Restricted Stock Unit Award to continue the Participant as an Employee, Non-Employee Director, consultant or advisor of the Company or an Affiliate; (ii) the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time; (iii) the grant of this Restricted Stock Unit Award is a one-time benefit that does not create any contractual or other right to receive future grants of equity, or benefits in lieu thereof; (iv) all determinations with respect to any such future grants, including, but not limited to, the times when restricted stock unit awards shall be granted, the number of shares subject to each restricted stock unit award, and the time or times

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Exhibit 10.17

when each restricted stock unit award shall vest, will be at the sole discretion of the Company; (v) the Participant’s participation in the Plan is voluntary; (vi) the value of this Restricted Stock Unit Award is an extraordinary item of compensation which is outside the scope of the Participant’s employment or consulting contract, if any; and (vii) this Restricted Stock Unit Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

9.    Code Section 409A. Pursuant to Section 25 of the Plan, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to this Restricted Stock Unit Award in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting this Restricted Stock Unit Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code), except as Section 409A of the Code may then permit.

10.    Plan. The Participant hereby acknowledges receipt of a copy of the Plan as presently in effect and the Prospectus with respect thereto. All of the terms and provisions of the Plan, and any additional terms and conditions provided to Participants located outside of the United States, are incorporated herein by reference, and this Restricted Stock Unit Award is subject to those terms and provisions in all respects.

VERTEX PHARMACEUTICALS INCORPORATED

By: ________________________________________

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